Exhibit 10.3

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 15, 2017 (this “Agreement”), is by and between WashingtonFirst Bankshares, Inc., a Virginia corporation (the “Company”), and the undersigned shareholder (the “Shareholder”) of Sandy Spring Bancorp, Inc., a Maryland corporation (“Parent”). Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Touchdown Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other transactions, (i) Merger Sub will merge with and into the Company on the terms and conditions set forth therein, with the Company surviving such merger as a wholly-owned subsidiary of Parent (the “First-Step Merger”) and (ii) immediately thereafter, the Company will merge with and into Parent, with Parent being the surviving corporation and, in connection therewith, each share of the common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner of, has the sole right to dispose of and has the sole right to vote, the number of shares of common stock, par value $1.00 per share, of Parent (“Parent Common Stock”) set forth below the Shareholder’s signature on the signature page hereto (such Parent Common Stock, together with any other capital stock of Parent acquired by the Shareholder after the execution of this Agreement and over which the Shareholder exercises the sole right of disposition and voting, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by Parent that are entitled to vote on the approval of the issuance of shares pursuant to the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, obtaining the Requisite Parent Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as a condition and an inducement to the Company’s willingness to enter into the Merger Agreement and incur the obligations set forth therein, the Company has required that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.               Agreement to Vote; Restrictions on Voting and Dispositions.

(a)           Agreement to Vote Parent Common Stock. The Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of Parent’s shareholders, however called, the Shareholder will (x) appear at such meeting or otherwise cause all of the Shareholder’s Shares to be counted as present thereat for purposes of establishing a quorum and (y) vote or cause to be voted all of such Shares, (1) in favor of the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, (2) against any agreement, amendment of any agreement (including Parent’s articles of incorporation and bylaws), or any other action that is intended or would reasonably be expected to prevent, impede, or interfere with, delay, postpone, or discourage the transactions contemplated by the Merger Agreement and (3) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Parent in the Merger Agreement.

(b)           Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite Parent Vote or the Expiration Time, the Shareholder shall not, and shall not enter into any agreement, arrangement or understanding to, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of (each, a “Transfer”) any Shares (i) other than in connection with bona fide estate planning purposes to his or her affiliates (as defined in the Merger Agreement) or immediate family members; provided that as a condition to such Transfer, such affiliate or immediate family member, as applicable, shall be required to execute an agreement that is identical in form and substance to this Agreement; provided, further, that the Shareholder shall remain jointly and severally liable for the breaches by any of his or her affiliates or immediate family members of the terms of such identical agreement, (ii) except in connection with (A) the exercise of outstanding stock options in order to pay the exercise price of such stock options or satisfy any withholding taxes triggered by such exercise or (B) the withholding or sale of the minimum number of shares necessary to satisfy withholding taxes triggered by the vesting of outstanding restricted stock awards; or (iii) by will or operation of law, in which case this Agreement shall bind the transferee. Any Transfer in violation of this Section 1(b) shall be null and void. The Shareholder further agrees to authorize and request Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Shares owned by the Shareholder.

(c)           Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement, arrangement or understanding in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

(d)           Acquired Shares. Any Shares or other voting securities of Parent with respect to which beneficial ownership and the sole rights of disposition and voting are acquired by the Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of Parent, if any, after the date hereof shall automatically become subject to the terms of this Agreement.

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(e)           No Inconsistent Agreements. The Shareholder hereby agrees that he or she shall not enter into any agreement, arrangement or understanding with any person prior to the termination of this Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shareholder’s Shares in any manner which is inconsistent with this Agreement.

Section 2.              Representations, Warranties and Covenants of the Shareholder.

(a)           Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(i)          Capacity; Consents. The Shareholder is an individual and has all requisite capacity, power and authority to enter into and perform his or her obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, a Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii)         Due Execution. This Agreement has been duly executed and delivered by the Shareholder.

(iii)        Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(iv)        Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder or his or her property or assets is bound, or any statute, rule or regulation to which the Shareholder or his or her property or assets is subject. Except as contemplated by this Agreement, neither the Shareholder nor any of his or her affiliates (1) has entered into any voting agreement or voting trust with respect to any Shares or entered into any other contract relating to the voting, transfer or disposition of the Shares or (2) has appointed or granted a proxy or power of attorney with respect to any Shares.

(v)         Ownership of Shares. Except for restrictions in favor of the Company pursuant to this Agreement, the Shareholder beneficially owns all of the Shareholder’s Shares free and clear of any proxy or voting restriction, and has sole voting power and sole power of disposition with respect to such Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder’s Shares. As of the date hereof, the number of the Shareholder’s Shares is set forth below the Shareholder’s signature on the signature page hereto.

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(vi)        Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(b)           Covenants. From the date hereof until the Expiration Time:

(i)          The Shareholder agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, delaying, interfering with or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement.

(ii)         The Shareholder hereby agrees to promptly notify the Company of the number of shares of Parent Common Stock acquired by the Shareholder and over which the Shareholder exercises sole rights of disposition and voting, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof and shall be deemed “Shares” for all purposes hereof.

(iii)        The Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable law and any proxy statement or prospectus filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.

Section 3.               Further Assurances. From time to time, at the request of the Company and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 4.              Capacity.

(a)           The Shareholder does not make any agreement or understanding herein as a director of Parent. The Shareholder signs this Agreement solely in the Shareholder’s capacity as a beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in the Shareholder’s capacity as a director of Parent, including complying with or exercising such Shareholder’s fiduciary duties as a member of the Board of Directors of Parent.

(b)           The term “Shares” shall not include any securities beneficially owned by the Shareholder as a trustee or fiduciary, and this Agreement is not in any way intended to affect the exercise by the Shareholder of his or her fiduciary responsibility in respect of any such securities.

Section 5.               Termination. Other than this Section 5 and Section 6, which shall survive any termination of this Agreement, this Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

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Section 6.              Miscellaneous.

(a)           Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)           Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email or facsimile transmission (with confirmation), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(i)          If to the Company, to:

WashingtonFirst Bankshares, Inc.

11921 Freedom Drive, Suite 250

Reston, Virginia 20190

Attention:	Shaza Andersen

President and Chief Executive Officer

Email:	sandersen@wfbi.com

with a copy (which shall not constitute notice) to:

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

Attention:	Jacob A. Lutz, III, Esq.
Email:	jake.lutz@troutmansanders.com

(ii)         If to the Shareholder, to the address of the Shareholder set forth below the Shareholder’s signature on the signature pages hereto.

(c)           Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d)           Successors and Assigns. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto, except the Company may, without the consent of the Shareholder, assign any of the Company’s rights and delegate any of the Company’s obligations under this Agreement to any affiliate of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of shares of Parent Common Stock consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

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(e)           Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f)            No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, “group” (as such term is used in Section 13(d) of the Exchange Act), joint venture or any like relationship between the parties hereto.

(g)           Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(h)           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i)            Specific Performance; Remedies Cumulative. The parties hereto acknowledge that money damages are not an adequate remedy for breaches of this Agreement, that any breach of this Agreement would cause irreparable harm to the non-breaching party and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

(j)            No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)           Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, without regard to any applicable conflicts of law principles.

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(l)            Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Maryland. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(m)          Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (C) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section.

(n)           Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.

(o)           Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(p)           Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

WASHINGTONFIRST BANKSHARES, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

Signature

Print name

Number of Shares of Parent Common Stock:

Address:

Facsimile:

Email:

[Signature Page to Voting Agreement]